UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Following completion of the Scheme of Arrangement between Incannex Healthcare Limited (“Incannex Australia”) and Incannex Healthcare Inc. (the “Company”) on November 28, 2023 and pursuant to which the Company became the successor issuer of Incannex Australia, the Company’s audit committee determined that it is in the best interest of the Company to appoint a new independent auditor to replace PKF Brisbane Audit (“PKF”), which has been the independent auditor of Incannex Australia.

On December 14, 2023, the Company accepted PKF’s resignation as the Company’s independent registered public accounting firm, subject to approval by the Australian Securities and Investments Commission. On December 14, 2023, the Company appointed Grant Thornton Audit Pty Ltd (“Grant Thornton”) as its independent registered public accounting firm. This change in our independent registered public accounting firm was approved by resolutions of the Company’s audit committee on December 13, 2023. The Company is currently in the process of preparing its financial statements for the fiscal years ended June 30, 2023 and 2022 in accordance with U.S. generally accepted accounting principles.

PKF’s reports on the financial statements of Incannex Australia for the years ended June 30, 2023 and 2022, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period of PKF’s engagement there were (i) no disagreements between the Company or Incannex Australia and PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF, would have caused it to make a reference to the subject matter of the disagreements in connection with its report; and (ii) no “reportable events” as defined in Item 304(a)(i)(v) of Regulation S-K under the Exchange Act.

The Company has provided PKF with a copy of the disclosure set forth in this Item 4.01 and requested PKF to furnish it with a letter addressed to the Securities and Exchange Commission stating whether PKF agrees with the statements contained above. A copy of the letter from PKF, dated December 14, 2023, to the Securities and Exchange Commission is filed as an exhibit hereto.

During the two most recent fiscal years ended June 30, 2023 and 2022 neither the Company nor Incannex Australia, nor someone on behalf of the Company, has consulted Grant Thornton regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or Incannex Australia nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to this item, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from PKF Brisbane Audit, dated December 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Date: December 15, 2023		/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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